Exhibit 99.1

For further information, contact:
Timothy P. Dimond, Chief Financial Officer
Technology Solutions Company
Phone: 312.228.4500
tim_dimond@techsol.com

Technology Solutions Company
Announces Fourth Quarter Financial Results

Results in-line with guidance

CHICAGO, February 10, 2004—Technology Solutions Company (TSC) (Nasdaq: TSCC), a systems integration and business consulting firm, today announced its financial results for the quarter ended December 31, 2003.

Fourth Quarter Results
Revenues before reimbursements for the quarter ended December 31, 2003 were $7.7 million. Fourth quarter net loss was $2.4 million. These results were in-line with guidance previously provided. Cash at December 31 was $41.1 million.

Fourth Quarter Metrics
•	Revenues before reimbursements were $7.7 million; Loss per share was $0.06
•	Utilization was 67 percent
•	Annualized voluntary turnover was 30 percent
•	Days sales outstanding were 60 days
•	Added 12 new clients and a total of 30 new projects with new and existing clients
•	Total headcount at December 31, 2003 was 207
•	Cash at December 31, 2003 was $41.1 million

The Company’s Q4 costs included a provision for bad debts (net of recoveries) of $1.2 million, primarily related to a 100% valuation reserve of a long-term receivable. The Company’s Q4 costs were reduced due to a $311 thousand reversal of incentive compensation expense previously recorded in Q1 of 2003.

Q4 Commentary and Q1 Outlook
Steve Oresman, chief executive officer of TSC, noted “The quarterly results came in as we expected. The last six months have been a transitional time for us, as we have refocused our marketing and sales efforts following the top management change at the end of Q2. We continue to formulate new service offerings, as a complement to our existing broad ERP service offerings. The new initiatives will take some time to penetrate the market, but they are already starting to generate inquires. We are also encouraged that the overall market for IT services appears to be picking up and, if current forecasts prove accurate, Q1 could be our first quarter with sequential revenues flat or up since early in 2001. Our operating results are not yet where they need to be, but we know that revenue growth is the key to success, and we are optimistic that we will reverse the revenue reductions of the past and improve our operating results.”

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Q1 2004 Expectations
The Company is preliminarily forecasting revenues before reimbursements for the first quarter of 2004 to be in the range of $7 million to $8 million. The Company expects Q1 earnings results to range from a loss of approximately $2.8 million at the high end of the revenues range ($0.07 per share) to $3.8 million ($0.09 per share) at the low end. (Note that loss amounts are shown on a pre-tax basis, with no anticipated tax benefit.) Depending on revenues and cash collections, the Company expects to end Q1 with a cash balance of approximately $36 million to $38 million.

Executive Deferred Compensation Plan

The Company also announced that the Compensation Committee of its Board of Directors has decided to terminate the Company’s nonqualified executive deferred compensation plan effective February 10, 2004. Because of dwindling participation, coupled with recent and proposed changes in tax and other legislation, the Compensation Committee decided the existence of the plan was no longer a significant factor in attracting and retaining key executive talent; accordingly, the plan will be terminated and all funds distributed to participants. As of December 31, 2003, the Company had marketable securities held in trust for this plan of $6.7 million with an equal and offsetting current liability to plan participants. The Company expects to complete the distribution of funds by March 31, 2004.

About Technology Solutions Company
Delivering business benefits through the application of information technology, Technology Solutions Company (TSC) is a consulting company that focuses on rapid results. TSC helps clients select, install, upgrade and optimize the software systems that run their business operations. We focus on manufacturing and distribution, supply chain, financial, human resources, and customer service systems. Our range of services include project planning, software selection, reengineering, implementation, upgrades, training, and outsourcing, with specialized expertise in Product Configuration solutions, Forensic Technology consulting and Project Turn-Arounds. Headquartered in Chicago, TSC has worked with more than 800 clients worldwide, including the majority of the Fortune 100. For more information, please visit www.techsol.com.

Conference Call
Management from Technology Solutions Company will host a conference call on Wednesday February 11, 2004 at 8:00 a.m. Central Standard Time to discuss the results of the quarter. The dial-in number for the call is 800.835.9927. For international participants, the dial-in number is 312.461.0953. The conference call will also be available live via the Internet in the Investors section of TSC’s Web site at www.techsol.com. It is recommended that participants using the Internet access the site at least 15 minutes before the conference call begins to download and install any necessary audio software. The call can also be heard online at www.firstcallevents.com. For those who cannot access the live broadcast, a replay of the call will be available until midnight February 18, 2004 by dialing 800.839.6713. The passcode for the replay is 6036889.

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CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes its expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, our ability to manage the pace of technological change, our ability to manage the current downturn in our industry and the economy in general, the Company’s ability to manage growth and attract and retain employees in the event the economy turns around, the Company’s ability to accommodate a changing business environment, general business and economic conditions in the Company’s operating regions, market conditions and competitive and other factors, our ability to attract new clients and sell additional work to existing clients and our ability to manage costs and headcount relative to expected revenues, all as more fully described in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, readers, investors and others should not conclude that the Company would make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.

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TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,

	2003	2002	2003	2002

	(unaudited)
REVENUES:
Revenues before reimbursements	$7,651	$17,041	$40,937	$82,975
Reimbursements	1,037	1,930	4,703	9,393

	8,688	18,971	45,640	92,368

COSTS AND EXPENSES:
Project personnel	5,241	8,389	28,271	44,717
Other project expenses	2,190	2,418	6,667	13,644
Reimbursable expenses	1,037	1,930	4,703	9,393
Management and administrative support	3,060	5,180	14,478	20,079
Restructuring and other charges (credits)	—	—	5,211	(289)
Incentive compensation	(311)	532	—	3,843

	11,217	18,449	59,330	91,387

OPERATING (LOSS) INCOME	(2,529)	522	(13,690)	981

OTHER INCOME:
Net investment income	105	217	798	1,077

(LOSS) INCOME BEFORE INCOME TAXES	(2,424)	739	(12,892)	2,058
INCOME TAX PROVISION	—	292	16,611	828

NET (LOSS) INCOME	$(2,424)	$447	$(29,503)	$1,230

BASIC NET (LOSS) EARNINGS PER COMMON SHARE	$(0.06)	$0.01	$(0.73)	$0.03

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	40,716	40,637	40,596	41,860

DILUTED NET (LOSS) EARNINGS PER COMMON SHARE	$(0.06)	$0.01	$(0.73)	$0.03

WEIGHTED AVERAGE NUMBER OF
COMMON AND COMMON
EQUIVALENT SHARES OUTSTANDING	40,716	41,162	40,596	42,537

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TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	Dec. 31,	Sept. 30,	Dec. 31,
	2003	2003	2002

		(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$41,104	$43,597	$47,004
Marketable securities	—	—	1,624
Marketable securities held in trust	6,712	6,071	6,735
Receivables, less allowance for doubtful receivables of $239, $740 and $2,377	5,802	6,286	11,829
Deferred income taxes	—	—	7,198
Other current assets	696	1,270	807

Total current assets	54,314	57,224	75,197
COMPUTERS, FURNITURE AND EQUIPMENT, NET	201	324	719
DEFERRED INCOME TAXES	—	—	15,614
LONG-TERM RECEIVABLES AND OTHER	5,654	7,316	7,714

Total assets	$60,169	$64,864	$99,244

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$330	$1,204	$1,099
Accrued compensation and related costs	3,575	4,913	9,128
Deferred compensation	6,712	6,071	6,735
Restructuring accruals	2,417	3,431	466
Other current liabilities	2,744	2,540	2,114

Total current liabilities	15,778	18,159	19,542
DEFERRED INCOME TAXES DUE TO FORMER SUBSIDIARY	—	—	6,210

Total liabilities	15,778	18,159	25,752

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—
Common stock, shares issued, 44,695,788; shares outstanding — 40,818,469; 40,667,248; 40,665,141	447	447	447
Capital in excess of par value	121,974	122,082	122,282
Accumulated deficit	(72,735)	(70,311)	(43,232)
Treasury Stock, at cost, 3,877,319, 4,028,540 and 4,030,647 shares	(5,525)	(5,740)	(5,853)
Accumulated other comprehensive (loss) income:
Unrealized holding loss, net	—	—	(119)
Cumulative translation adjustment	230	227	(33)

Total stockholders’ equity	44,391	46,705	73,492

Total liabilities and stockholders’ equity	$60,169	$64,864	$99,244